                                                                   EXHIBIT 10.3


CONFIDENTIAL INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. ASTERISKS DENOTE THESE OMISSIONS.

                            LICENSE AGREEMENT between

                  ObjectSpace, Inc. and Tivoli Systems Inc. for

                               ObjectSpace Voyager

                          Agreement Number: OEM9700287

This Agreement dated October 28, 1997 ("Effective Date") is between ObjectSpace Inc. ("ObjectSpace") with an address for purposes of this Agreement at 14881 Quorum Drive, Suite 400, Dallas, Texas 75240, and Tivoli Systems Inc. ("Tivoli"), with an address for purposes of this Agreement at 9442 Capital of Texas Highway, Austin, Texas 78759. Tivoli is a wholly owned subsidiary of International Business Machines Corporation ("IBM"). Under this Agreement, ObjectSpace grants Tivoli a limited license to its computer software program known as ObjectSpace Voyager which enables Tivoli to build Java applications for system, network and application management using the ObjectSpace Voyager APIs, tools and run-time environment.

By signing below, the parties agree to the terms of this Agreement. The complete Agreement between the parties regarding this transaction consists of this License Agreement and the following Attachments:

         1.       "Description of Licensed Work;"
         2.       "Testing, Maintenance and Support;" and
         3.       "Certificate of Originality."

Confidential Disclosure Agreement ("CDA"), No. OTH9700233, dated August 12, 1997, and the "Tivoli End User License Agreement", No. ETM9700288, are related agreements between the parties.

This Agreement replaces all prior oral or written communications between the parties relating to the subject matter. Once signed, any reproduction of this Agreement made by reliable means (for example, photocopy or facsimile) is considered an original, unless prohibited by local law.

ACCEPTED AND AGREED TO:                     ACCEPTED AND AGREED TO:

TIVOLI SYSTEMS INC.                         OBJECTSPACE, INC.


By:   /s/  HOWARD J. NICHOLAS               By:    /s/   KENNETH J. OVERTON
    --------------------------------           --------------------------------
         Authorized Signature                            Authorized Signature

Name:     Howard J. Nicholas                Name:      Kenneth J. Overton
     ------------------------------              ------------------------------

Title: Manager, Contract Services           Title: VP, Enterprise Solutions
      -----------------------------               -----------------------------

Date:     October 28, 1997                  Date:      October 28, 1997
     ------------------------------              ----------------------------

                                                                   EXHIBIT 10.3


1.0      DEFINITIONS

Capitalized terms in the Agreement have the following meanings.

 1.1 Code is computer programming code, including both Object Code and Source Code.

         a. OBJECT CODE is Code substantially in binary form, and includes header files of the type necessary for use or interoperation with other computer programs. It is directly executable by a computer after processing or linking, but without compilation or assembly. Object Code is all Code other than Source Code.
         b. SOURCE CODE is Code in a form which when printed out or displayed is readable and understandable by a programmer of ordinary skills. It includes related source code level system documentation, comments and procedural code. Source Code does not include Object Code.

 1.2     DELIVERABLE is any item that ObjectSpace provides under this Agreement.

 1.3 DERIVATIVE WORK is a work that is based on an underlying work and that would be a copyright infringement if prepared without the authorization of the copyright owners of the underlying work. Derivative Works are subject to the ownership rights and licenses of a party or of others in the underlying work.

 1.4 DISTRIBUTORS are those authorized or licensed by Tivoli or IBM, or any of their Subsidiaries or Distributors, to license or distribute Products.

 1.5 ENHANCEMENTS are changes or additions, other than Error Corrections, to the Licensed Work.

         a. BASIC ENHANCEMENTS are all Enhancements, other than Major Enhancements, including those that support new releases of operating systems and devices.
         b. MAJOR ENHANCEMENTS provide substantial additional value and are offered to customers for an additional charge.

 1.6 ERROR CORRECTIONS are revisions that correct errors and deficiencies (collectively referred to as "errors") in the Licensed Works.

 1.7 EXTERNALS are (1) any pictorial, graphic, and audiovisual works (such as icons, screens, sounds, and characters) generated by execution of Code, and (2) any programming interfaces, languages or protocols implemented in Code to enable interaction with other computer programs or the end user. Externals do not include the Code that implements them.

 1.8 LICENSED WORK is (1) ObjectSpace Voyager Code, in both Object Code and Source Code format, including any other material described in or that conforms to the description in the Attachment entitled "Description of Licensed Work," or that is delivered to Tivoli as the Licensed Work, including (but not limited to) Code, associated documentation, and Externals, and (2) Error Corrections and Enhancements.

 1.9 MORAL RIGHTS are personal rights associated with authorship of a work under applicable law. They include the rights to approve modifications and to require authorship identification.

                                                                   EXHIBIT 10.3



 1.10 PRODUCT is a current and/or future product, including a new version or release of such product, whether or not branded by Tivoli or IBM, which contains some or all of the Licensed Work or a Derivative Work of a Licensed Work. A Product must add significant function or value to the Licensed Work contained in the Product by integrating, embedding, bundling or incorporating it into or with one or more of Tivoli's network or systems management products or suite of products (including IBM if such Tivoli products are transferred to it) such that the primary reason for developing the Product is other than to license the Licensed Works by themselves to third parties.

 1.11 SUBSIDIARY is an entity during the time that more than 50% of its voting stock is owned or controlled, directly or indirectly, by another entity. If there is no voting stock, a Subsidiary is an entity during the time that more than 50% of its decision-making power is controlled, directly or indirectly, by another entity.

 1.12 TOOLS include devices, compilers, programming, documentation, media and other items required for the development, maintenance or implementation of a Deliverable that are not commercially available.

2.0      RESPONSIBILITIES OF OBJECTSPACE

2.1 ObjectSpace will provide the following Deliverables to Tivoli as soon as commercially practical but no later than 30 days from the Effective
         Date:

         a one complete set of the Licensed Work described in the Attachment entitled "Description of Licensed Work".

         b. Tools. There are currently no Tools for the Licensed Work. If Tools are later required, ObjectSpace will provide Tivoli with a written list that includes a description of the Tool, and promptly deliver such Tools (including updates to such Tools) to Tivoli.

         c. any updates to the following list. This list identifies any commercially available devices, compilers, programming, documentation, media and other items required for the development, maintenance or implementation of a Deliverable:


          ----------------------------------------------------------------------------------------------
                                        PART NUMBER/            VERSION/
              DESCRIPTION               MODEL NUMBER            RELEASE                 MANUFACTURER
          ----------------------------------------------------------------------------------------------
          -----------------------------------------------------------------------------------------------
           1
          -----------------------------------------------------------------------------------------------
           2
          -----------------------------------------------------------------------------------------------
           3
          -----------------------------------------------------------------------------------------------
           4
          -----------------------------------------------------------------------------------------------
           5
          -----------------------------------------------------------------------------------------------
           6
          -----------------------------------------------------------------------------------------------

                  ObjectSpace's delivery obligations for Tools does not apply to the items listed in this chart.

         c. a completed certificate of originality with the Licensed Work, and with each Enhancement to the Licensed Work, in the form specified in the Attachment entitled

                                                                   EXHIBIT 10.3



CONFIDENTIAL INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. ASTERISKS DENOTE THESE OMISSIONS.

                  "Certificate of Originality". Tivoli may suspend payments to ObjectSpace for the Licensed Work if ObjectSpace does not provide a properly completed certificate. Payment will resume after Tivoli receives and accepts the certificate.

2.2      ObjectSpace will provide support for the Licensed Work as follows:

         a. For the first full year following the Effective Date, ObjectSpace will provide to Tivoli, at no charge, testing, maintenance and support for the Licensed Work as described in this Agreement, including the Attachment entitled, "Testing, Maintenance and Support," as well as Basic and Major Enhancements, and Error Corrections for the Licensed Work beginning when Tivoli accepts the Licensed Work.
         b. For the second full year following the Effective Date, Tivoli may, at its option, elect to continue to purchase such testing, maintenance, support, Enhancements (both Basic and Major), and Error Corrections from ObjectSpace for an annual fee of *.
         c. Thereafter, Tivoli may, at its option, elect to continue to purchase such testing, maintenance, support, Enhancements (both Basic and Major), and Error Corrections from ObjectSpace for the annual fee defined in this paragraph for so long as Tivoli may require such support. ObjectSpace may charge Tivoli an annual fee for such support not to exceed 105% of the fee for the prior twelve month period.
         d. ObjectSpace agrees to submit an invoice to Tivoli for such support on an annual basis, and at least 30 days prior to the beginning of each 12 month period. If Tivoli does not wish to receive such support, Tivoli will so notify ObjectSpace.
         e. If Tivoli cancels such support, Tivoli may reinstate it at a later time by paying the support charges then in effect and an additional fee. The additional fee will be equal to the current annual support charges multiplied by the number of annual periods for which support was interrupted. For purposes of calculating the additional fee, portions of periods will count as full periods.

2.3      ObjectSpace will:

         a. participate in progress reviews, as requested by Tivoli, to demonstrate ObjectSpace's performance of ObjectSpace's obligations;
         b. implement or continue suitable processes designed to help prevent contamination by harmful code. ObjectSpace will provide Tivoli notice if ObjectSpace suspects contamination;
         c. have agreements with ObjectSpace's personnel and third parties to perform obligations and to grant or assign rights to Tivoli as required by this Agreement. On request, ObjectSpace will provide Tivoli with evidence of these agreements;
         d. maintain records to verify authorship of the Licensed Work for 4 years after the termination or expiration of this Agreement. On request, ObjectSpace will deliver or otherwise make available this information in a form specified by Tivoli;
         e. not assign or transfer this Agreement or ObjectSpace's rights under it, or delegate or subcontract ObjectSpace's obligations, without Tivoli's prior written consent. Notwithstanding the foregoing, ObjectSpace may assign or otherwise transfer this

                                                                   EXHIBIT 10.3



                  Agreement, or delegate its duties and obligations under this Agreement, to a Subsidiary of ObjectSpace, without the consent of Tivoli, but ObjectSpace will promptly notify
                  Tivoli of any such transfer, assignment or delegation. Any other attempt to do so is void. In addition, ObjectSpace specifically agrees that, prior to any planned sale by ObjectSpace of the Licensed Work or sale by ObjectSpace of its assets, which include the Licensed Work, including any merger or other business combination, it will offer the Licensed Work to Tivoli under the same terms and conditions, including pricing, as ObjectSpace agreed on with such prospective purchaser, on a first right of refusal basis. If Tivoli elects not to exercise such right, it will not unreasonably withhold its consent to an ObjectSpace request under this section;
         f. not provide any information to the media, or issue any press releases or other publicity, regarding this Agreement or the parties' relationship under it, without Tivoli's prior written consent, except as otherwise set forth in Section 4.1 of this Agreement; and
         g. not disclose to a third party the terms of this Agreement or the fact that Tivoli has licensed the Licensed Work, without Tivoli's prior written consent, except as otherwise set forth in Section 4.1 of this Agreement. ObjectSpace may, however, make such disclosures (i) to its accountants, lawyers or other professional advisors provided that any such advisor is under a confidentiality obligation and (ii) as required by law provided ObjectSpace obtains any confidentiality treatment for it which is available.

2.4 If ObjectSpace fails to deliver the Licensed Work, Tivoli may either reduce any amounts due hereunder by an amount equal to the value not received, or have ObjectSpace reimburse Tivoli for the value not received, up to the total license fee set forth under Section 6 below. ObjectSpace also acknowledges that if it does not deliver the Licensed Work, Tivoli will suffer irreparable harm and will be entitled to all equitable remedies, including specific performance for the delivery of such Licensed Work.

         If ObjectSpace fails to deliver maintenance, support, Enhancements (both Basic and Major), and Error Corrections for a Licensed Work, Tivoli may either reduce any amounts due hereunder by an amount equal to the value not received, or have ObjectSpace reimburse Tivoli for the value not received, up to a total of the annual fee paid by Tivoli for the year in which such failure occurred.

3.0      TIVOLI OBLIGATIONS

3.1 Tivoli will provide ObjectSpace with the following Tivoli software programs, in the quantities specified, under the terms and conditions of its standard Tivoli End User License Agreement, a copy of which is attached to this Agreement. In consideration of the rights and licenses granted by ObjectSpace under this Agreement, Tivoli agrees to waive the one-time charge for such programs, and the first year's fee for maintenance and support for the such programs as described in the Tivoli End User License Agreement. After the first year, such maintenance and support will be available at Tivoli standard pricing.

                                                                   EXHIBIT 10.3



CONFIDENTIAL INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. ASTERISKS DENOTE THESE OMISSIONS.


         PROGRAM NAME                                                            QUANTITY
                                                                        SERVERS           CLIENTS
         TME [*] Enterprise Console                                     [*]               [*]
         TME [*] Netview                                                [*]               [*]
         TME [*] Framework                                              [*]               [*]
         TME [*] Software Distribution                                  [*]               [*]
         TME [*] Inventory                                              [*]               [*]
         TME [*] User Administration                                    [*]               [*]
         TME [*] Distributed Monitoring                                 [*]               [*]
         TME [*] Remote Control                                         [*]               [*]
         _______                                                        [*]               [*]


 4.0     MUTUAL OBLIGATIONS

 4.1 The parties agree to issue a mutually-acceptable press release regarding their relationship under this Agreement as soon as commercially practicable following the Effective Date.

 4.2 The parties agree to perform certain joint marketing activities regarding Products when such marketing is to the mutual benefit of both parties, as determined by each party in its sole discretion.

 4.3 Tivoli agrees to allow ObjectSpace to write a case study covering the benefits Tivoli received through the use of the Licensed Work as an infrastructure for the development of Products. Tivoli will allow ObjectSpace to interview up to five members of its development and marketing staff in connection with this case study. Subject to Tivoli's final approval and provided no confidential information of Tivoli is included, this case study is for unrestricted publication by ObjectSpace. Tivoli has full rights to review and approve all contents of the case study. ObjectSpace will cooperate with Tivoli in making any changes needed to achieve a case study acceptable to Tivoli, and Tivoli will cooperate with ObjectSpace to facilitate its internal review and approval processes.

5.0      LICENSE GRANTS

5.1 ObjectSpace grants Tivoli a nonexclusive, worldwide, perpetual, irrevocable, paid-up license to prepare Derivative Works of, and only to internally use, execute, reproduce, display, perform, and distribute, the Licensed Work in Source Code form, any Tools (in the event ObjectSpace delivers Tools under Section 2.1.b) and such Derivative Works, in any medium or distribution technology whatsoever, whether known or unknown, solely for Products. The rights and licenses granted by ObjectSpace to Tivoli hereunder also include the right of Tivoli to authorize or sublicense IBM, and any of Tivoli's and IBM's Subsidiaries, contractors, and consultants, to exercise any of the rights granted to Tivoli in this Section 5.1. Any such contractors and consultants will be under appropriate confidentiality restrictions no less restrictive than the CDA referenced on the first page of this Agreement.

 5.2 ObjectSpace also grants Tivoli a nonexclusive, worldwide, perpetual, irrevocable, paid-up right to sublicense and deliver a copy of the Source Code of the Licensed Work and Derivative Works thereof to third parties, including but not limited to Distributors, only in association with the

                                                                   EXHIBIT 10.3



         delivery and sublicensing of the Source Code of Products, and only if the Source Code is subject to the same restrictions as the Source Code of the Product. This includes the ability to sublicense the Source Code of a Product to fulfill an escrow obligation if its customer(s) requires Tivoli or IBM to place Source Code in an escrow account for maintenance and support purposes. The rights and licenses granted by ObjectSpace to Tivoli hereunder also include the right of Tivoli to authorize or sublicense IBM, and any of Tivoli's and IBM's Subsidiaries, to exercise any of the rights granted to Tivoli in this Section 5.2.

 5.3 ObjectSpace grants Tivoli a nonexclusive, worldwide, perpetual, irrevocable, paid-up license to reproduce, transfer, distribute internally and externally, and sublicense the Object Code only of the Licensed Work and its Derivative Works, and documentation, in any medium or distribution technology whatsoever, whether known or unknown, provided that such Object Code is distributed and sublicensed in conjunction with Products, and not in a stand-alone form. ObjectSpace grants Tivoli the right to authorize or sublicense others to exercise any of the rights granted to Tivoli in this Section 5.3.

 5.4 ObjectSpace grants Tivoli a nonexclusive, worldwide, perpetual, irrevocable, paid-up license to prepare Derivative Works of the Externals, and to use, execute, reproduce, display, perform, transfer, distribute, and sublicense the Externals and such Derivative Works, in any medium or distribution technology whatsoever, whether known or unknown. ObjectSpace grants Tivoli the right to authorize or sublicense others to exercise any of the rights granted to Tivoli in this Section 5.4.

 5.5 The grant of rights and licenses to the Licensed Work and Tools includes a nonexclusive, worldwide, perpetual, irrevocable, paid-up license under any patents and patent applications that are owned or licensable by ObjectSpace now or in the future and are (1) required to make, have made, use and have used the Licensed Work or its Derivative Works or (2) required to license or transfer the Licensed Work or its Derivative Works; provided, however, that-a license to such patents would have been required to exercise these rights to the Licensed Work without regard to the Derivative Works. This license applies to the Licensed Work and its Derivative Works operating alone or in combination with equipment or Code. The license scope is to make, have made, use, have used, sell, license or transfer items, and to practice and have practiced methods, to the extent required to exercise the rights granted hereunder to the Licensed Work and Tools.

 5.6 Subject to ObjectSpace's ownership of the Licensed Work and Tools, Tivoli will own any Derivative Works it creates.

 5.7 ObjectSpace grants Tivoli a nonexclusive, worldwide, perpetual, irrevocable, paid-up license to use the names and trademarks ObjectSpace uses to identify the Licensed Work for Tivoli's marketing of the Products. ObjectSpace grants Tivoli the right to authorize or sublicense others to exercise any of the rights granted to Tivoli in this Section 5.7. If Tivoli's use of ObjectSpace's names and trademarks is improper and ObjectSpace provides Tivoli notice that ObjectSpace objects to it, Tivoli will take all reasonable steps necessary to resolve ObjectSpace's objections. ObjectSpace may reasonably monitor the quality of products bearing its trademark under this license.

                                                                   EXHIBIT 10.3



CONFIDENTIAL INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. ASTERISKS DENOTE THESE OMISSIONS.

 5.8 Any goodwill attaching to Tivoli's trademarks, service marks, or trade names belongs to Tivoli and this Agreement does not grant ObjectSpace any right to use them. Tivoli may state that ObjectSpace has provided the Licensed Work. ObjectSpace may state that it has licensed the Licensed Work to Tivoli.

 5.9 Subject to agreement on the license fee to be paid to ObjectSpace, ObjectSpace agrees that the rights and licenses granted by ObjectSpace hereunder also include the right of Tivoli and IBM to exercise any of the rights granted to Tivoli in this Section 5 on products other than the Product.

         ObjectSpace further agrees that any such license fee will be reasonable, nondiscriminatory, and consistent with the license fee paid by other similarly situated customers.

 6.0     PAYMENT

 6.1 For the rights and licenses received, Tivoli will pay ObjectSpace a total license fee of * in two payments, as follows:

         Within 30 days of the Effective Date                          *

         On January 31, 1998                                           *

 6.2 ObjectSpace will submit invoices to Tivoli for the above amounts prior to the payment date. After Tivoli's receipt of a valid invoice, Tivoli will pay ObjectSpace the amounts due upon the above dates.

 6.3. For support as set forth in Section 2.2, ObjectSpace agrees to submit an invoice to Tivoli for such support on an annual basis, and at least 30 days prior to the beginning of each 12 month period. After Tivoli's receipt of a valid invoice, Tivoli will pay ObjectSpace the amounts due within 30 days. If Tivoli does not wish to receive such support, Tivoli will so notify ObjectSpace.

 6.4     All invoices will include the following information:

         a. ObjectSpace's company and remit to address; and
         b. Reference to this Agreement by its number and its date.

 6.5 All invoices will be addressed to the designated Contract Coordinator at Tivoli Systems, Inc. and sent (with a copy to the Tivoli Technical Coordinator) to the following address:

         9442 Capital of Texas Highway
         Austin, Texas 78759

 6.6 Each party will be solely responsible for any taxes it incurs, directly or indirectly, associated with its performance of this Agreement.

                                                                   EXHIBIT 10.3



 6.7 The payments defined in this Section fully compensate ObjectSpace for its performance under, and for the rights and licenses granted in, this Agreement.

 7.0     TESTING

 7.1 ObjectSpace will perform the following tests prior to each delivery of the Licensed Work:

         a.   component testing;
         b.   functional verification testing; and
         c.   compatibility testing.

         Upon Tivoli's request, the details of such testing will be mutually agreed to by the parties.

 7.2 ObjectSpace will provide to Tivoli concurrent with each delivery of the Licensed Work and Tools all test results, test scenarios, test cases, and test reports associated with the pre-delivery testing.

 7.3 Upon receipt of the Licensed Work by Tivoli, Tivoli may evaluate the Licensed Work for a period of 30 days and perform such tests as Tivoli deems appropriate to determine whether:

         a. the Licensed Work meets the specifications described in the Attachment entitled "Description of Licensed Work";
         b. the Licensed Work executes repetitively within the system environment described in the Attachment entitled "Description of Licensed Work"; and
         c. Tivoli can successfully execute to completion all functional and system test scenarios developed by Tivoli.

         Tivoli's testing does not relieve ObjectSpace of its obligations under this Agreement. Tivoli has no obligation to identify errors.

 8.0     REPRESENTATIONS AND WARRANTIES

 8.1     ObjectSpace makes the following ongoing representations and warranties:

         a. ObjectSpace has full legal rights to grant the rights granted herein;
         b. ObjectSpace is not under, and will not assume, any contractual obligation that prevents ObjectSpace from performing its obligations or conflicts with the rights and licenses granted in this Agreement;
         c. there are no liens, encumbrances or claims pending or threatened against ObjectSpace, or to ObjectSpace's knowledge, anyone else, that relate to the rights and licenses granted in this Agreement;
         d. except for patents and patent applications of a third party, the warranty for which is set forth in Section 8.1.e (below), neither the Licensed Work nor the Tools directly or indirectly infringe any intellectual property rights of a third party;
         e. to ObjectSpace's knowledge, neither the Licensed Work nor the Tools directly or indirectly infringe any patents or patent applications of a third party;
         f. the Licensed Work and the Tools will perform in accordance with the requirements set forth in this Agreement, including the Attachment entitled "Description of Licensed

                                                                   EXHIBIT 10.3



                  Work", and will conform to ObjectSpace's user documentation, and any sales and marketing materials provided by ObjectSpace;
         g. the fully commented Source Code that ObjectSpace provides corresponds to the current release or version of the Licensed Work provided by ObjectSpace under this Agreement;
         h. the Licensed Work supports the Year 2000; it is capable of correctly processing, providing and receiving date data, as well as properly exchanging accurate date data with all products (for example, hardware, software and firmware) with which the Licensed Work is designed to be used; and
         i. neither the Licensed Work nor the Tools are contaminated by harmful code.

         ObjectSpace will immediately provide Tivoli written notice of any change that may affect its representations and warranties.

 8.2 Except as provided above, anything either party provides to the other related to this Agreement is "AS IS", without warranty of any kind.

 9.0     INDEMNIFICATION AND LIABILITY

 9.1 BY OBJECTSPACE. ObjectSpace will be responsible for and will indemnify Tivoli, IBM, and any of their Subsidiaries, from any and all damages, settlements, costs, expenses and liabilities of any type whatsoever, if a third party makes a claim against Tivoli, IBM, or any of their Subsidiaries based on an actual or alleged:

         a. failure by ObjectSpace, to the extent not caused by Tivoli, to perform ObjectSpace's obligations under this Agreement;
         b.       breach of ObjectSpace's representations and warranties;
         c. assertion or claim that a person or entity other than ObjectSpace has Moral Rights in the Licensed Work;
         d. failure by ObjectSpace to comply with government laws and regulations; or
         e. infringement by ObjectSpace, the Licensed Work or Tools of patents, copyrights, trademarks, trade secrets, and other intellectual property rights, except to the extent such a claim is based solely on the combination, operation or use of the Licensed Work with programs or data not supplied by ObjectSpace, if such infringement would have been avoided but for the combination, operation or use of the Licensed Work with such other programs or data.

         Tivoli will:

         a.       promptly provide ObjectSpace notice of any such claim; and
         b. allow ObjectSpace to control, and cooperate with ObjectSpace in the defense of, the claim and settlement negotiations.

         Tivoli may participate in the proceedings at its option and expense.

         In addition, if an infringement claim appears likely or is made, ObjectSpace will:

                                                                   EXHIBIT 10.3



CONFIDENTIAL INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. ASTERISKS DENOTE THESE OMISSIONS.

         a. obtain the necessary rights for Tivoli, IBM, and any of their Subsidiaries and Distributors, and their respective customers to continue to distribute, license, otherwise transfer and use the Licensed Work on an uninterrupted basis and exercise all rights granted in the Licensed Work and Tools; or
         b. modify the Licensed Work and Tools at ObjectSpace's expense to resolve the claim. This modified Licensed Work will comply with the Attachment entitled "Description of Licensed Work."

         If ObjectSpace is not able to do either within a reasonable period of time, Tivoli may terminate this Agreement for ObjectSpace's breach.

         ObjectSpace's total liability for indemnification under this Section
         9.1 is limited to *.

 9.2 BY TIVOLI. If a claim is made against ObjectSpace by a third party based upon the distribution of Products provided for under this Agreement, Tivoli will be responsible for and will indemnify ObjectSpace from any and all damages, settlements, costs, expenses and liabilities of any type whatsoever regarding such third party claim, with the exception of those activities for which ObjectSpace bears responsibility under Section 9.1 of this Agreement, and provided ObjectSpace gives Tivoli prompt written notice of any such claim, together with the full authority for and cooperation with such a defense and any settlement negotiations.

         Tivoli's total liability for indemnification under this Section 9.2 is limited to *.

 9.3 In addition to any remedies specified in this Agreement, either party may pursue any other remedy it may have in law or in equity. Regardless of the type of claim, neither party is liable to the other for indirect, incidental, special, or consequential damages including, but not limited to, lost profits or revenues, under any part of this Agreement, even if informed that they may occur. This limitation does not apply to (a) ObjectSpace's liabilities for indemnity above, or (b) Tivoli's liabilities for indemnity above. Other than with respect to Tivoli's liability for indemnity above, Tivoli's total liability is limited to payments due to ObjectSpace under this Agreement; provided, however, that Tivoli's total liability with respect to a violation of the license grant set forth in Sections 5.1 or 5.3 is limited to *.

 10.0    TERM AND TERMINATION

 10.1 This Agreement begins on the Effective Date and has a term of one year unless terminated sooner under the terms of this Agreement; provided, however, that this Agreement will be extended automatically for additional one year periods upon the anniversary of the Effective Date.

 10.2 Either party may terminate this Agreement for the other's material breach by providing the breaching party with a written notice that describes the breach. The termination will become effective 45 days after receipt of the notice unless the breach is cured within that 45 day period. However, if the breach (other than a breach for failure to deliver the Licensed Work) by its nature, cannot be remedied in 45 days, but can be remedied in a reasonable time thereafter, the


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                                                                   EXHIBIT 10.3



         breaching party will take reasonable and diligent steps to remedy it, notify the other party of the action plan, progress towards completion, and complete such remedial action promptly. In such event, the notice period will be suspended while the breaching party takes these actions.

 10.3 Tivoli may, for its convenience, terminate this Agreement on 30 days' written notice to ObjectSpace. After the Agreement has been in effect for 4 years from the Effective Date, ObjectSpace may, for its convenience, terminate this Agreement on twelve months' written notice to Tivoli.

 10.4 Expiration of this Agreement does not affect any licenses granted in this Agreement for the Licensed Work or Tools. Termination of this Agreement does not affect any licenses granted in this Agreement for the Licensed Work or Tools delivered or due to Tivoli prior to the effective date of termination.

 10.5 Subject to Subsection 10.4, any provisions of this Agreement that by their nature extend beyond termination or expiration will survive in accordance with their terms. These include Section 5, "LICENSE GRANTS,"
         Section 8.0, "REPRESENTATIONS AND WARRANTIES," Section 9.0, "INDEMNIFICATION AND LIABILITY," and Section 12, "GENERAL." These terms will apply to either party's successors and assigns.

 11.0    COORDINATORS

 11.1 Any notice required or permitted to be made by either party to this Agreement must be in writing. Notices are effective when received by the appropriate coordinator as demonstrated by reliable written confirmation (for example, certified mail receipt or facsimile receipt confirmation sheet).

11.2 The Contract Coordinators responsible to receive all notices and administer this Agreement are:

         FOR TIVOLI:                                FOR OBJECTSPACE:

         Name: Howard Nicholas                      Name: Laurel Fitzgerald
         Title: Manager, Contract Services          Title: VP, Operations
         Address:  9442 Capital of Texas            Address:  14881 Quorum Dr.,
                   Hwy. No.                                   Suite 400
                   Austin, TX 78759                           Dallas, TX 75013
         Phone:    (512) 436-8616                   Phone:    (972) 726-4100
         Fax:      (512) 436-8461                   Fax:      (972) 663-9099

 11.3 The Technical Coordinators responsible to accept all Deliverables, coordinate all exchanges of confidential information, and administer and coordinate the technical matters associated with this Agreement are:




         FOR TIVOLI:                                FOR OBJECTSPACE:


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
                                                                   EXHIBIT 10.3



         Name: Dave Hart                            Name: Chris Tarr
         Title: Manager                             Title: Product Manager
         Address:    9442 Capital of Texas          Address:   14881 Quorum Dr.,
                     Hwy. No.                                  Suite 400
                     Austin, TX 78759                          Dallas, TX 75013
         Phone:      (512) 436-8289                 Phone:     (972) 726-4100
          Fax:      (512) 794-9929                  Fax:       (972) 663-9099

         Technical Coordinators may propose, accept (by signature or initial), and implement technical changes to this Agreement that do not change dollar amounts or materially change Deliverables or the schedules of this Agreement.

11.4 A party will provide written notice to the other when its coordinators change.

12.0     GENERAL

12.1 INDEPENDENT CONTRACTOR. Each party is an independent contractor. Neither party is, nor will claim to be, a legal representative, partner, franchisee, agent or employee of the other except as specifically stated in the Subsection entitled "Copyright" below. Neither party will assume or create obligations for the other. Each party is responsible for the direction and compensation of its employees.

12.2 FREEDOM OF ACTION. Each party may have similar agreements with others. Each party may design, develop, manufacture, acquire or market competitive products and services, and conduct its business in whatever way it chooses. Tivoli is not obligated to announce or market any products or services. Tivoli does not guarantee the success of its marketing efforts. Tivoli will independently establish prices for its products and services.

12.3 RELIANCE. Neither party relies on any promises, inducements or representations made by the other or expectations of more business dealings, except as expressly provided in this Agreement. This Agreement accurately states the parties' agreement.

12.4 COMPLIANCE WITH APPLICABLE LAWS. Each party will comply with all applicable laws and regulations at its expense including, to the extent applicable, Executive Order 11246 on Equal Employment Opportunity, as amended, the Occupational Safety and Health Act of 1970, as amended, and the Americans With Disabilities Act of 1990, as amended. This also includes all applicable government export and import laws and regulations.

12.5 CONFIDENTIAL INFORMATION. The parties agree that information exchanged under this Agreement that is considered by either party to be confidential information will be subject to the terms of the CDA referenced on the first page of this Agreement and its Supplements. In addition, ObjectSpace will not provide Tivoli with any information which may be considered confidential information of any third party unless provided under the CDA. The obligations set forth in the CDA with regard to confidential information will not limit or preclude the exercise of the licenses granted in this Agreement.

12.6 COPYRIGHT. Any publication by Tivoli of the Licensed Works or a Derivative Work thereof will contain an appropriate copyright notice, as determined by Tivoli. Tivoli will retain any copyright notices ObjectSpace has on the Licensed Work.

                                                                   EXHIBIT 10.3



         ObjectSpace will enforce and maintain its copyright protection in the Licensed Works. Tivoli is not responsible for enforcing and maintaining such copyright protection. However, ObjectSpace authorizes Tivoli to act as ObjectSpace's agent in the copyright registration of the Licensed Works. At Tivoli's request, ObjectSpace agrees to provide Tivoli reasonable assistance in registering any Product.

12.7 ORDER OF PRECEDENCE. If there is a conflict among the terms of this base License Agreement and its Attachments, the terms of this base License Agreement prevail over those of the Attachments, unless the parties expressly indicate in the Attachments that particular terms within the Attachments prevail. Terms in Tivoli's purchase orders and ObjectSpace's invoices are void.

12.8 HEADINGS. The headings of this Agreement are for reference only. They will not affect the meaning or interpretation of this Agreement.

12.9 COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which will be considered an original, but all of which together form one and the same instrument.

12.10 AMENDMENT AND WAIVERS. For a change to this Agreement to be valid, both parties must sign it. No approval, consent or waiver will be enforceable unless signed by the granting party. Failure to insist on strict performance or to exercise a right when entitled does not prevent a party from doing so later for that breach or a future one.

12.11 ACTIONS. Neither party will bring a legal action relating to the subject matter of this Agreement, against the other more than 2 years after the cause of action arose, except in the case of indemnification for infringement, in which case this period runs for 2 years after the award or settlement was made.

12.12 DISPUTE RESOLUTION. Both parties will act in good faith to resolve disputes prior to instituting litigation. Each party waives its rights to a jury trial in any resulting litigation.

12.13 GOVERNING LAW. This Agreement will be governed by the substantive law of the State of Texas applicable to contracts executed in and performed entirely within that State, without regard to choice of law principles, regulations, or statutes of this or any other jurisdiction. The United Nations Convention on Contracts for the International Sale of Goods does not apply. ObjectSpace will, upon written notice from Tivoli, submit to personal jurisdiction in any forum where Tivoli is sued for claims related to this Agreement.


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